Exhibit 21

Subsidiaries of the Registrant

Entity Name	Domestic Jurisdiction
Aculink Mortgage Solutions, LLC	Florida
AcuLink of Alabama, LLC	Alabama
Ada Services Corporation	Massachusetts
BFC Transactions, Inc.	Delaware
Block Financial LLC	Delaware
Companion Insurance, Ltd.	Bermuda
Companion Mortgage Corporation	Delaware
EquiCo, Inc.	California
Everyday Financial Services LLC	Missouri
Express Tax Service, Inc.	Delaware
Financial Marketing Services, Inc.	Michigan
Franchise Partner, Inc.	Nevada
H&R Block (India) Private Limited	India
H&R Block (Nova Scotia), Incorporated	Nova Scotia
H&R Block Bank	USA (OCC)
H&R Block Canada Financial Services, Inc.	Canada
H&R Block Canada, Inc.	Canada
H&R Block Eastern Enterprises, Inc.	Missouri
H&R Block Enterprises LLC	Missouri
H&R Block Global Solutions (Hong Kong) Limited	Hong Kong
H&R Block Group, Inc.	Delaware
H&R Block Insurance Agency, Inc.	Delaware
H&R Block Limited	New South Wales
H&R Block Management, LLC	Delaware
H&R Block Semco Consulting Ltda.	São Paulo
H&R Block Tax and Business Services, Inc.	Delaware
H&R Block Tax Institute, LLC	Missouri
H&R Block Tax Services LLC	Missouri
H&R Block, Inc.	Missouri
Harbor Business Services, Inc.	Delaware
Harbor Employer Services, Inc.	Georgia
HRB Advance LLC	Delaware
HRB Center LLC	Missouri
HRB Concepts LLC	Delaware

HRB Corporate Enterprises LLC	Delaware
HRB Corporate Services LLC	Missouri
HRB Digital LLC	Delaware
HRB Digital Technology Resources LLC	Delaware
HRB Expertise LLC	Missouri
HRB Innovations, Inc.	Delaware
HRB International LLC	Missouri
HRB International Management LLC	Missouri
HRB Products LLC	Missouri
HRB Retail Support Services LLC	Missouri
HRB Support Services LLC	Delaware
HRB Tax & Technology Leadership LLC	Missouri
HRB Tax Group, Inc.	Missouri
HRB Technology Holding LLC	Delaware
HRB Technology LLC	Missouri
Harbor Capital Markets Europe Limited	United Kingdom
OOMC Holdings LLC	Delaware
OOMC Residual Corporation	New York
Port Insurance Services, Inc.	Delaware
RedGear Technologies, Inc.	Missouri
RSM EquiCo, Inc.	Delaware
Sand Canyon Acceptance Corporation	Delaware
Sand Canyon Corporation	California
Sand Canyon Securities Corp.	Delaware
Sand Canyon Securities II Corp.	Delaware
Sand Canyon Securities III Corp.	Delaware
Sand Canyon Securities IV LLC	Delaware
ServiceWorks, Inc.	Delaware
TaxNet Inc.	California
TaxWorks, Inc.	Delaware
West Estate Investors, LLC	Missouri
Woodbridge Mortgage Acceptance Corporation	Delaware